HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	April 30, 2006	January 31, 2006	April 30, 2005
Net revenue	$22,554	$22,659	$21,570

Costs and expenses(a):
Cost of sales	16,970	17,392	16,429
Research and development	930	871	890
Selling, general and administrative	2,858	2,692	2,933
Restructuring	(14)	15	4
Amortization of purchased intangible assets	151	147	151
In-process research and development charges	2	50	--

Total costs and expenses	20,897	21,167	20,407

Earnings from operations	1,657	1,492	1,163

Interest and other, net	157	38	(87)
Gains (losses) on investments	6	(2)	3

Earnings before taxes	1,820	1,528	1,079

Provision for taxes(b)	364	301	113

Net earnings	$1,456	$1,227	$966

Net earnings per share:
Basic	$0.52	$0.43	$0.33
Diluted	$0.51	$0.42	$0.33

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,809	2,822	2,886
Diluted	2,887	2,893	2,917

(a) Stock-based compensation expense included under SFAS 123(R) were as follows:

Cost of sales	$33	$39	$--
Research and development	15	18	--
Selling, general and administrative	76	87	--

Total costs and expenses	$124	$144	$--

(b) Tax benefit from stock-based compensation	$(39)	$(43)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Six months ended April 30,
	2006	2005
Net revenue	$45,213	$43,024

Costs and expenses(a):
Cost of sales	34,362	32,966
Research and development	1,801	1,768
Selling, general and administrative	5,550	5,637
Restructuring	1	7
Amortization of purchased intangible assets	298	318
In-process research and development charges	52	--

Total costs and expenses	42,064	40,696

Earnings from operations	3,149	2,328

Interest and other, net	195	(62)
Gains (losses) on investments	4	(21)
Dispute settlement	--	(116)

Earnings before taxes	3,348	2,129

Provision for taxes(b)	665	220

Net earnings	$2,683	$1,909

Net earnings per share:
Basic	$0.95	$0.66
Diluted	$0.93	$0.65

Cash dividends declared per share	$0.16	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,815	2,897
Diluted	2,890	2,926

(a) Stock-based compensation expense included under FAS 123(R)were as follows:

Cost of sales	$72	$--
Research and development	33	--
Selling, general and administrative	163	--

Total costs and expenses	$268	$--

(b) Tax benefit from stock-based compensation	$(82)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	April 30, 2006	October 31, 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,032	$13,911
Short-term investments	12	18
Accounts receivable, net	9,783	9,903
Financing receivables, net	2,540	2,551
Inventory	6,768	6,877
Other current assets	9,073	10,074

Total current assets	42,208	43,334

Property, plant and equipment, net	6,351	6,451

Long-term financing receivables and other assets	8,210	7,502

Goodwill and purchased intangibles, net	20,430	20,030

Total assets	$77,199	$77,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,609	$1,831
Accounts payable	10,077	10,223
Employee compensation and benefits	2,538	2,343
Taxes on earnings	2,365	2,367
Deferred revenue	4,101	3,815
Accrued restructuring	872	1,119
Other accrued liabilities	10,354	9,762

Total current liabilities	32,916	31,460

Long-term debt	2,406	3,392
Other liabilities	5,266	5,289

Stockholders' equity	36,611	37,176

Total liabilities and stockholders' equity	$77,199	$77,317

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2006	January 31, 2006	April 30, 2005(a)
Net revenue:

Enterprise Storage and Servers	$4,265	$4,240	$4,187
HP Services	3,892	3,757	3,984
Software	330	304	274

Technology Solutions Group	8,487	8,301	8,445

Personal Systems Group	6,977	7,449	6,369
Imaging and Printing Group	6,724	6,545	6,390
HP Financial Services	518	496	544
Corporate Investments	122	129	123

Total Segments	22,828	22,920	21,871

Eliminations of intersegment net revenue and other	(274)	(261)	(301)

Total HP Consolidated	$22,554	$22,659	$21,570

Earnings from operations:

Enterprise Storage and Servers	$322	$326	$180
HP Services	345	293	292
Software	3	9	(2)

Technology Solutions Group	670	628	470

Personal Systems Group	248	293	147
Imaging and Printing Group	1,041	973	814
HP Financial Services	39	38	58
Corporate Investments	(49)	(33)	(51)

Total Segments	1,949	1,899	1,438

Corporate and unallocated costs and eliminations, excluding stock-based compensation expense	(50)	(72)	(120)
Unallocated costs related to stock-based compensation expense	(103)	(123)	--
Restructuring	14	(15)	(4)
In-process research and development charge	(2)	(50)	--
Amortization of purchased intangible assets	(151)	(147)	(151)
Interest and other, net	157	38	(87)
Gains (losses) on investments	6	(2)	3

Total HP Consolidated Earnings Before Taxes	$1,820	$1,528	$1,079

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $5 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2006	2005(a)
Net revenue:

Enterprise Storage and Servers	$8,505	$8,238
HP Services	7,649	7,799
Software	634	510

Technology Solutions Group	16,788	16,547

Personal Systems Group	14,426	13,242
Imaging and Printing Group	13,269	12,457
HP Financial Services	1,014	1,099
Corporate Investments	251	238

Total Segments	45,748	43,583

Eliminations of intersegment net revenue and other	(535)	(559)

Total HP Consolidated	$45,213	$43,024

Earnings from operations:

Enterprise Storage and Servers	$648	$249
HP Services	638	573
Software	12	(40)

Technology Solutions Group	1,298	782

Personal Systems Group	541	294
Imaging and Printing Group	2,014	1,746
HP Financial Services	77	103
Corporate Investments	(82)	(102)

Total Segments	3,848	2,823

Corporate and unallocated costs and eliminations,excluding
stock-based compensation expense	(122)	(170)
Unallocated costs related to stock-based compensation expense	(226)	--
Restructuring	(1)	(7)
In-process research and development charge	(52)	--
Amortization of purchased intangible assets	(298)	(318)
Interest and other, net	195	(62)
Gains (losses) on investments	4	(21)
Dispute settlement	--	(116)

Total HP Consolidated Earnings Before Taxes	$3,348	$2,129

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For the period in fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $5 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.